Exhibit 99.1

Mark Roberson named Chief Executive Officer of PokerTek

MATTHEWS, N.C.--(BUSINESS WIRE)--February 25, 2010--Today PokerTek, Inc. (NASDAQ: PTEK) announced that its Board of Directors has named Mark Roberson as the Company’s Chief Executive Officer effective February 22, 2010. Roberson will also continue to serve as the Company’s Chief Financial Officer and Treasurer.

"As Acting CEO, Mark has taken charge of the company's strategy and led an impressive business turnaround over the past nine months," said Lyle Berman, Chairman of the Board of Directors. "With Mark at the helm, we have a leader who brings a strong financial orientation along with the broad sales, marketing, operations and process disciplines necessary to effectively grow this business and create value. On behalf of the board of directors, I congratulate Mark on his accomplishments and look forward to his continued contributions to the company's success."

"My goal as CEO is simple - to increase PokerTek's recurring revenues while controlling our expenses in order to drive profitable growth and shareholder value," said Mark Roberson. "I am excited about the opportunity to lead PokerTek."

Roberson joined PokerTek in October 2007 as the Company’s Chief Financial Officer and Treasurer and was appointed to the role of Acting Chief Executive Officer in May 2009. Bringing over 20 years of experience in operations and finance, Roberson is a CPA and received his Masters of Business Administration from Wake Forest University.

About PokerTek:

PokerTek, Inc. (NASDAQ: PTEK), headquartered in Matthews, NC, develops and markets products for the casino and amusement industries. PokerTek developed PokerPro automated poker tables and related software applications to increase casino revenue, reduce expenses and attract new players into poker rooms by offering interactive poker that is fast, fun and mistake-free. Heads-Up Challenge is a two-player table that allows bars and restaurant patrons to compete head-to-head in various games for amusement purposes, increases earnings for game operators and provides patrons unique and challenging on-site entertainment. Both products are installed worldwide. For more information, please visit the company's website at www.PokerTek.com or contact Tracy Egan at 704.849.0860 x106.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of the PokerPro systems by casinos and other customers and the expected acceptance of the PokerPro systems by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures and general economic conditions, and our financial condition. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

CONTACT:
PokerTek Inc.
Tracy Egan, 704-849-0860 x106